Exhibit 8.1
January 27, 2020

Ares Commercial Real Estate Corporation
245 Park Avenue, 42nd Floor
New York, NY 10167

Re:     Certain United States Federal Income Tax Matters

Ladies and Gentlemen:

We are issuing this opinion in our capacity as special tax counsel for and at the request of Ares Commercial Real Estate Corporation, a Maryland corporation (“ACRE”) and Ares Commercial Real Estate Management LLC (the “Manager”) in connection with the Underwriting Agreement, dated January 22, 2020 (the “Underwriting Agreement”), among ACRE, the Manager, and Wells Fargo Securities, LLC, Citigroup Global Markets Inc. and Morgan Stanley & Co. LLC, as representatives of the several underwriters, relating to the offer and sale by ACRE of up to 4,600,000 shares of ACRE’s common stock, par value $0.01 per share (the “Securities”).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following:

1.
the Registration Statement on Form S-3 (Registration No. 333-232742) (as filed and amended) initially filed by ACRE with the Securities and Exchange Commission (the “Commission”) on July 19, 2019, for the purpose of registering the offering of the Securities under the Securities Act of 1933, as amended (the “Securities Act”), and as constituted at the time it became effective in accordance with Rule 430B promulgated under the Securities Act (the “Registration Statement”);

2.	the base prospectus, dated August 2, 2019, which forms a part of and is included in the Registration Statement (the “Base Prospectus”);

Ares Commercial Real Estate Corporation
January 27, 2020

3.
the preliminary prospectus supplement, dated January 22, 2020, together with the Base Prospectus and the documents incorporated by reference therein, filed with the Commission on January 22, 2020 (the “Preliminary Prospectus”);

4.
the final prospectus supplement dated January 22, 2020, together with the Base Prospectus and the documents incorporated by reference therein, in the form filed with the Commission on January 24, 2020, pursuant to Rule 424(b) under the Rules and Regulations (the “Final Prospectus” and taken together with the Base Prospectus and the Preliminary Prospectus, in each case including the Incorporated Documents as defined below, in the form filed with the Commission pursuant to Rule 424(b) under the Securities Act, being hereafter collectively referred to as the “Prospectus”);

5.	the documents specifically or deemed to be incorporated by reference in the Registration Statement and the Prospectus (together, the “Incorporated Documents”); and

6.	such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

In addition, ACRE has provided us with, and we are relying upon, a certificate containing certain factual representations and covenants of an officer of ACRE (the “Officer’s Certificate”) relating to, among other things, the actual and proposed operations of ACRE and the entities in which it holds, or has held, a direct or indirect interest (collectively, the “Company”). These representations and covenants relate, in some cases, to transactions and investments for which we did not act as the Company’s counsel. For purposes of our opinion, we have not independently verified the statements, representations and covenants set forth in the Officer’s Certificate, the Registration Statement, the Prospectus, or in any other document. We have, consequently, assumed and relied on ACRE’s representation that the statements, representations and covenants presented in the Officer’s Certificate, the Registration Statement, the Prospectus, and other documents, or otherwise furnished to us, accurately and completely describe all material facts relevant to our opinion. We have assumed that such statements, representations and covenants are true without regard to any qualification as to knowledge, belief, intent, or materiality. Our opinion is conditioned on the continuing accuracy and completeness of such facts, statements, representations and covenants. We are not aware of any facts inconsistent with such statements, representations and covenants. Any material change or inaccuracy in the facts referred to, set forth, or assumed herein or in the Officer’s Certificate may affect our conclusions set forth herein.

Ares Commercial Real Estate Corporation
January 27, 2020

In our review of certain documents in connection with our opinion as expressed below, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic, or electronic copies, and the authenticity of the originals of such copies. Where documents have been provided to us in draft form, we have assumed that the final executed versions of such documents will not differ materially from such drafts.

Our opinion is also based on the correctness of the following assumptions: (i) ACRE and each of the entities comprising the Company has been and will continue to be operated in accordance with the laws of the jurisdiction in which it was formed and in the manner described in the relevant organizational documents, (ii) there will be no changes in the applicable laws of the State of Delaware or of any other jurisdiction under the laws of which any of the entities comprising the Company have been formed, and (iii) each of the written agreements to which the Company is a party has been and will be implemented, construed and enforced in accordance with its terms.

In rendering our opinion, we have considered and relied upon applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the United States Treasury regulations promulgated thereunder (the “Regulations”), pertinent judicial authorities, rulings of the Internal Revenue Service (the “IRS”), and such other authorities as we have considered relevant, all as they exist as of the date hereof. It should be noted that the Code, Regulations, judicial decisions, and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. A material change that is made after the date hereof in any of the foregoing bases for our opinion could affect our conclusions set forth herein. In this regard, an opinion of counsel with respect to an issue represents counsel’s best judgment as to the outcome on the merits with respect to such issue, is not binding on the IRS or the courts, and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position if asserted by the IRS.

Based on and subject to the foregoing, we are of the opinion that:

1.Commencing with ACRE’s taxable year that ended on December 31, 2012, ACRE was organized in conformity with the requirements for qualification as a real estate investment trust (a “REIT”) under the Code, and its actual method of operation through the date of this letter

Ares Commercial Real Estate Corporation
January 27, 2020

has enabled, and its proposed method of operation will continue to enable, ACRE to meet the requirements for qualification and taxation as a REIT under the Code.

2.    Although the discussion set forth in the Prospectus under the heading “Material U.S. Federal Income Tax Considerations” does not purport to discuss all possible United States federal income tax consequences of the ownership and disposition of the Securities, such discussion, though general in nature, constitutes, in all material respects, a fair and accurate summary under current law of the material United States federal income tax consequences of the ownership and disposition of the Securities subject to the qualifications set forth therein and herein.

As noted in the Prospectus, ACRE’s qualification and taxation as a REIT depend upon its ability to meet, through actual operating results, certain requirements relating to the sources of its income, the nature of its assets, distribution levels and diversity of stock ownership, and various other qualification tests imposed under the Code, the results of which are not reviewed by us. Accordingly, no assurance can be given that the actual results of ACRE’s operation for any particular taxable year will satisfy the requirements for taxation as a REIT under the Code.

This opinion is being furnished to you for submission to the Commission as an exhibit to ACRE’s Current Report on Form 8-K (the “Form 8-K”), which is incorporated by reference into the Registration Statement in accordance with the requirements of Form S-3 and the rules and regulations promulgated under the Securities Act. Except as provided in the next paragraph, this opinion may not be relied upon by anyone else without our prior written consent. Except as set forth above, we express no other opinion. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof, or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue. This opinion is limited to the U.S. federal income tax issues specifically addressed herein, and no opinion is expressed or should be inferred as to any other U.S. federal income tax issues or the tax consequences under any state, local or foreign tax laws or with respect to other areas of U.S. federal taxation.

We consent to the use of these opinions for filing as Exhibit 8.1 to the Form 8-K. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Commission thereunder.

Ares Commercial Real Estate Corporation
January 27, 2020

Very truly yours,

/s/ Kirkland & Ellis LLP

KIRKLAND & ELLIS LLP